Exhibit 10.1

MASTER SALE AGREEMENT

MASTER SALE AGREEMENT (the “Agreement”) dated as of May 12, 2014, by and between U.S. Rare Earths, Inc., a corporation existing under the laws of Nevada (“USRE”), and Mach One Media Group, Inc., a corporation existing under the laws of Nevada (“Buyer”).

W I T N E S S E T H:

WHEREAS, USRE is the sole stockholder of Media Depot, Inc., a Nevada corporation (“MD”);

WHEREAS, MD is the sole stockholder of Media Max, Inc., a Pennsylvania corporation (“MM”);

WHEREAS, USRE owns certain assets and liabilities related to the media business and operating as Calypso Media Group Services, Calypso Media or Calypso (“Calypso” and together with MD and MM, the “Advertising Companies”);

WHEREAS, the Advertising Companies are engaged in the business of providing customized advertising services (the “Business”);

WHEREAS, USRE desires to transfer all the outstanding shares of MD to Buyer and transfer all the assets and liabilities of USRE relating to the Business to Buyer, and Buyer desires to purchase all the outstanding shares of MD and purchase all the assets and assume all liabilities of USRE relating to the Business;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I.
PURCHASE AND SALE OF ADVERTISING COMPANIES

       1.1. Sale of MD.  At Closing (as defined below), USRE shall transfer, effective as of January 1, 2014, all outstanding shares of MD to Buyer pursuant to the terms of a Share Purchase Agreement, in the form attached hereto as Exhibit A (the “Share Purchase Agreement”).

       1.2. Sale of Calypso Assets.  At Closing, USRE shall transfer, effective as of January 1, 2014, all the assets of USRE relating to the Business and Buyer shall assume all liabilities and obligations of USRE relating to the Business pursuant to the terms of an Asset Purchase Agreement, in the form attached hereto as Exhibit B (the “Asset Purchase Agreement”).

       1.3. Repurchase Option. At Closing, Buyer shall cause the Parnell Trust to enter into an Amendment to the Repurchase Option in the form attached hereto as Exhibit C (the “Repurchase Option Amendment”).

ARTICLE II.
CLOSING AND TERMINATION

        2.1. Closing Date.  Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the transactions contemplated herein (the “Closing”) shall take place at the offices of Sichenzia Ross Friedman Ference LLP located at 61 Broadway, 32nd Floor, New York, NY 10006 (or at such other place as the parties may mutually agree upon) on or before May 12, 2014.  The date on which the Closing shall be held is referred to in this Agreement as the “Closing Date”

        2.2. Termination of Agreement.  Buyer may terminate this Agreement at any time prior to Closing without prior consent of USRE. This Agreement may be terminated by USRE prior to the Closing, only with prior written consent of Buyer.

        2.3. Procedure Upon Termination.  In the event of termination and abandonment by the parties, pursuant to Section 2.2 hereof, this Agreement shall terminate, and the transactions contemplated herein shall be abandoned, without further action by USRE and Buyer.  If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

        2.4. Effect of Termination.  In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to USRE and its affiliates (including the Advertising Companies) and Buyer.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF USRE

USRE hereby represents and warrant to Buyer that:

       3.1. Organization and Good Standing.  USRE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

       3.2. Authorization of Agreement.  USRE has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of USRE. This Agreement has been duly and validly executed and delivered by USRE and (assuming the due authorization, execution and delivery by Buyer) this Agreement constitutes the legal, valid and binding obligations of USRE, enforceable against USRE, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).  Neither the execution or delivery of this Agreement by USRE nor the consummation by USRE of the transaction contemplated herein will result in a breach of the terms or provisions of the Articles of Incorporation or By-Laws of USRE, or any material agreement or other instrument to which USRE is a party.

       3.3.  Ownership and Transfer of Shares and Assets.  USRE has good and marketable title to all of the shares of MD (the “MD Shares”) and all the assets relating to the Business (the “Assets”) free and clear of any and all security interests, liens, encumbrances and claims of any kind.  Upon the sale, assignment, transfer and delivery of the MD Shares and the Assets to Buyer, there will be vested in Buyer good, marketable and indefeasible title to the MD Shares and Assets, free and clear of any and all security interests, liens, encumbrances and claims.

3.4.  No Other Agreements to Sell or Options. USRE has no commitment or legal obligation, absolute or contingent, to any person or firm other than Buyer, to (i) sell, assign or transfer all or substantially all of the Assets or the MD Shares, (ii) effect any merger, consolidation or other reorganization of USRE, or (iii) enter into an agreement which would conflict with this Agreement.  There are no outstanding options, rights, agreements, commitments or demands of any character relating to the acquisition of the Assets or the MD Shares by any party other than Buyer.

3.5.  Financial Statements and Records.  All balance sheets, financial statements, income statements, accounts receivable and accounts payable records, and all other financial records of USRE other than those relating to the Business are current, true, correct and complete, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and present fairly and accurately the financial condition of USRE and the result of operations for the periods reflected thereon, and there are no liabilities of USRE which are not reflected thereon.

      3.6.  Litigation and Proceedings.  To USRE’s knowledge, there are no suits, claims, complaints, legal proceedings, administrative enforcement proceedings or legal actions before any court or governmental authority pending, or, to the knowledge of USRE or the Advertising Companies, threatened against USRE, the Advertising Companies, the MD Shares, the Assets or the Business.  To USRE’s knowledge, there is no material decision, order, judgment, ruling, injunction, award or decree against USRE, the Advertising Companies, the MD Shares, the Assets or the Business.

3.7.  Taxes.  With respect to taxes owed by or claimed to be owed to USRE or the Advertising Companies, Seller agrees to be responsible for all 2013 taxes and costs associated with preparing and filing all required tax returns and reports.

      3.8.  Disclosure. No representation or warranty by USRE in this Agreement nor in any exhibit, schedule, written statement or certificate furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement or omits to state a material fact.  All documents furnished by or on behalf of USRE and its representatives to Buyer in connection with this transaction and all information contained therein are true, correct and complete as of the date thereof.

3.9   Insurance.  USRE has and will have as of the date of Closing such insurance policies that are customary in the industry (including policies providing property, casualty, employment practices, errors and omissions, liability and workers’ compensation coverage) including coverages, deductibles and limits that are reasonable and customary in the industry.  With respect to each policy of insurance, (i) the policy is legal, valid, enforceable and in full force and effect and shall remain in effect through Closing, (ii) the policy shall remain in effect after Closing, and (iii) USRE is not in default of any such policy.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF
BUYER

Buyer represents and warrants to USRE that:

       4.1. Organization and Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

       4.2. Authorization of Agreement. Buyer has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery by USRE) this Agreement constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

ARTICLE V.
COVENANTS

       5.1. Other Actions.  Each of USRE and Buyer shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

       5.2. Use of Names; Confidentiality.  After Closing, USRE will not for any reason, directly or indirectly, for itself or any other person or entity, (i) use the name, “Calypso”, “Calypso Media Group”, “Calypso Media”, “Media Depot”, “Media Max”, or any other name associated with the Advertising Companies or the Business, (ii) use any internet domain name associated with or similar to that of the Advertising Companies or the Business, or (iii) use or disclose any trade secrets, confidential information, know how, proprietary information or other intellectual property of USRE transferred pursuant to this Agreement and any of the exhibits.

       5.3. Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably requests in order to carry out the intent and accomplish the purposes of this Agreement and all exhibits and to consummate the transactions contemplated hereby and thereby.

ARTICLE VI.
INDEMNIFICATION

       6.1  Indemnification.  USRE agrees to indemnify, defend, save and hold harmless Buyer and Michael Parnell from and against any and all claims, demands, actions, causes of action, damages, loss, costs, taxes, diminutions in value, interests on borrowed money, liability, fees (including attorney’s fees) or expense, including amounts spent on investigation, defense or settlement of any claim which may be brought against Buyer and/or Michael Parnell and/or which Buyer and/or Michael Parnell may suffer, sustain, or become subject to as a result of, in respect of, or arising out of (i) any misrepresentation or breach of any representation, warranty or covenant made by USRE, (ii) any non-tax related liability, obligation or commitment of USRE arising out of transactions entered into or events occurring prior to Closing, or (iii) any non-tax related liability of USRE not expressly and explicitly assumed by Buyer.

      6.2.  Right to Indemnification Not Affected by Knowledge.  All representation, warranties, covenants, and obligations in this Agreement, any of the exhibits, and any other certificate or document delivered pursuant to this Agreement will survive Closing.  Buyer’s and Michael Parnell’s right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, the exhibits, or the Closing, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance or compliance with any covenant or obligation, will not affect Buyer’s or Michael Parnell’s right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

      6.3.  Insurance.  With respect to the obligations set forth in this Article, Seller shall be entitled and required to take advantage of any insurance policy that covers such claims, and shall not be required to indemnify or hold harmless Buyer or Michael Parnell for any claims that are covered by an insurance policy.  It is the express intent of this Agreement that Seller’s obligation to indemnify Buyer and Michael Parnell shall apply only to claims not covered by existing insurance.

ARTICLE VII.
CONDITIONS TO CLOSING

7.1 Conditions Precedent to Obligations of Buyer.  The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Buyer in whole or in part to the extent permitted by applicable law):

(a) all representations and warranties of USRE contained herein shall be true and correct in all material respects at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

(b) USRE shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c) there shall not have occurred a material adverse change in the business, properties, results of operation, condition or prospects to the Advertising Companies;

(d) USRE shall have duly executed the Share Purchase Agreement and deliver the same to Buyer;

(e) USRE shall have caused duly executed the Asset Purchase Agreement and deliver the same to Buyer; and

(f)  USRE shall have duly executed a Bill of Sale in the form set forth in the “Asset Purchase Agreement”; and

     (g) USRE shall have caused MD to duly execute the Stock Certificate and deliver the same to Buyer.

      7.2  Conditions Precedent to Obligations of USRE.  The obligations of USRE to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by USRE in whole or in part to the extent permitted by applicable law):

(a) all representations and warranties of Buyer contained herein shall be true and correct in all material respects at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

(b) Buyer shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date;

(c) there shall not have occurred a material adverse change in the business, properties, results of operation, condition or prospects to the Advertising Companies;

(d) Buyer shall have duly executed the Share Purchase Agreement and deliver the same to USRE;

(e) Buyer shall have duly executed the Asset Purchase Agreement and deliver the same to USRE;

(f) Buyer shall have caused the Parnell Trust to duly execute the Repurchase Option Agreement and deliver the same to USRE; and

(g) Buyer shall have delivered to USRE such documents and evidence satisfactory to the Company to evidence the extinguishment of any and all debts and liabilities that USRE or Seaglass Holding Corp. owes to MD or MM.

ARTICLE VIII.
DOCUMENTS TO BE DELIVERED

       8.1. Documents to be Delivered by USRE.  At the Closing, USRE shall deliver, or cause to be delivered, to Buyer the documents in Section 7.1.  In addition, USRE shall deliver, or caused to be delivered, to Buyer all transfer documents necessary to facilitate the transactions anticipated by this Agreement and all exhibits.

       8.2. Documents to be Delivered by Parnell.  At the Closing, Buyer shall deliver, or cause to be delivered, to USRE the documents in Section 7.2.

ARTICLE IX.
MISCELLANEOUS

9.1. Payment of Sales, Use or Similar Taxes.  All sales, use, transfer, intangible, recordation, documentary stamp or similar taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by Buyer.

       9.2.  Survival of Representations and Warranties.  The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder.

        9.3.  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Plano.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Plano for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

       9.4.  Entire Agreement  Except with respect to the Share Purchase Agreement, Asset Purchase Agreement, and Repurchase Option Amendment, this Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement supersedes that certain letter agreement between USRE and Michael Parnell dated January 28, 2014 which after the date hereof shall be terminated and of no further force and effect.

      9.5.  Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by USRE and Buyer or, in the case of a waiver, by the  party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

      9.6.   Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

9.7.   Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9.8.   No Assignment.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either USRE or Buyer (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be void.

9.9.   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

9.10.   Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any executed signature page is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such executed signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

      9.11.  Publicity. Neither USRE or Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, USRE shall be entitled, without the prior approval of Buyer, to issue any press release, file any reports with the Securities and Exchange Commission or make other public disclosure with respect to such transactions as required by applicable law and regulations.

9.12.   Expenses.  Except as otherwise provided in this Agreement and the Termination Agreement, each party will pay its own costs and expenses, including legal and accounting expenses, related to the transactions contemplated by this Agreement, irrespective of when incurred.

9.13.   Independent Legal Counsel. Each party acknowledges that it has read the entire Agreement, understands it and in addition, has received independent legal advice from counsel to the extent it considers is warranted as to the advisability of executing this Agreement and with respect to all matters contained herein.

[Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

USRE:

U.S. Rare Earths, Inc.

By:	/s/ Kevin M. Cassidy
Name: Kevin M. Cassidy
Title: CEO

Address:	5600 Tennyson Pkwy
Suite 240
Plano, TX 75024
Fax No:	(972) 829-8933

BUYER:

Mach One Media Group, Inc.

By:	/s/ Michael D. Parnell
Name: Michael D. Parnell
Title: Secretary/Director

Address:	12 North Washington St.
Montoursville, PA
17754
Fax No:	570.368.7636

Agreed and accepted with respect to Section 9.4:

By: /s/ Michael D. Parnell
       Michael Parnell

Exhibit A

Exhibit B

Exhibit C